Exhibit 10.1

Execution Version

International Game Technology

3.25% Convertible Notes Due 2014

Purchase Agreement

May 5, 2009

Goldman, Sachs & Co.
As Representative of the several Purchasers
named in Schedule I hereto (the “Representative”)
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

International Game Technology, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $725,000,000 principal amount of the 3.25% Convertible Notes due May 1, 2014, convertible into common stock par value $0.00015625 (“Stock”) of the Company, specified above (the “Firm Securities”) and, at the election of the Purchasers, up to an aggregate of $125,000,000 additional principal amount of such Notes (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).  Goldman, Sachs & Co. will act as the global coordinator for the offering, and together with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, will act as joint book-running managers for the offering and ABN AMRO Incorporated will act as lead manager.

In connection with the offering of the Securities, the Company is entering into convertible note hedge and warrant transactions with one or more Purchasers or affiliates thereof (each, a “Hedge and Warrant Counterparty”) pursuant to confirmation letters, dated the date hereof, subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency — Cross Border) (collectively, the “Hedge and Warrant Documentation,” and the confirmation letters relating to the convertible note hedge transactions, the “Convertible Note Hedge Confirmations” and the confirmation letters relating to the warrant transaction, the “Warrant Confirmations”).

1.                                       The Company represents and warrants as of the Applicable Time and each Time of Delivery (each as defined below), and agrees with, each of the Purchasers and the Hedge and Warrant Counterparties that:

(a)                                  A preliminary offering circular, dated May 4, 2009 (the “Preliminary Offering Circular”) and an offering circular, dated May 5, 2009 (the “Offering Circular”), have been prepared in connection with the offering of the Securities and the shares of

Stock issuable upon conversion thereof.  The Preliminary Offering Circular, as amended or supplemented at the Applicable Time (as defined herein), together with the Final Term Sheet (as defined herein) and any other oral information and/or writings that the parties expressly agree in writing (as set forth on Schedule II hereto) to treat as part of the Disclosure Package (“Issuer Written Information”), is hereinafter referred to as the “Disclosure Package”.  Any reference to the Preliminary Offering Circular, the Disclosure Package or the Offering Circular shall be deemed to refer to and include the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 (the “Form 10-K”), the Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, as amended by the Form 10-Q/A filed on February 17, 2009 (the “Form 10-Q”), the definitive Proxy Statement on Schedule 14A, filed with the Commission on January 15, 2008, and all other documents filed subsequent to the Form 10-K with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Circular, the Disclosure Package or the Offering Circular, as the case may be, and any reference to the Preliminary Offering Circular, the Disclosure Package or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular, the Disclosure Package or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Disclosure Package or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.  The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement except for the Company’s Current Report on Form 8-K filed with the Commission on the date of this Agreement.  The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser through the Representative expressly for use therein;

(b)                                 The Disclosure Package as of 5:00 p.m. (Eastern time) on the date hereof (the “Applicable Time”) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser through the Representative expressly for use therein;

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(c)                                  (i) Neither (X) any Issuer Written Information nor (Y) the electronic road show posted on Net Roadshow on May 4, 2009 to the extent that it is a “written communication” (within the meaning of Rule 433(d)(8)(i) under the Act), conflicts with the information contained in the Preliminary Offering Circular, as amended or supplemented at the Applicable Time, or the Offering Circular and (ii) neither (X) any such Issuer Written Information, as supplemented by and taken together with the Disclosure Package as of the Applicable Time nor (Y) the road show referred to in clause (i)(Y) above, as supplemented by and taken together with the Disclosure Package as of the Applicable Time (such road show, taken together with the Disclosure Package, the “Road Show”), includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser through the Representative expressly for use therein;

(d)                                 Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Offering Circular; and, since the respective dates as of which information is given in the Disclosure Package and the Offering Circular, there has not been any change in the capital stock (other than issuances of Common Stock pursuant to existing employment agreements, stock option and other employee benefit plans and repurchases of Common Stock pursuant to the Company’s stock repurchase program) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as whole, otherwise than as set forth or contemplated in the Disclosure Package and the Offering Circular;

(e)                                  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property, equipment and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, equipment and buildings by the Company and its subsidiaries;

(f)                                    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or

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conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

(g)                                 The Company has an authorized capitalization as set forth in the Disclosure Package and the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable, will conform to the description of the Stock contained in the Disclosure Package and the Offering Circular; the issuance of the Stock issuable upon conversion of the Securities will not be subject to any preemptive or similar rights; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except that with respect to foreign subsidiaries, this representation is limited to the extent the concepts of fully paid and non-assessable are not recognized under the laws of their respective jurisdiction of incorporation) and (except for directors’ qualifying shares and that with respect to the Company’s subsidiaries in Argentina and Iceland, a nominal number of shares are held by citizens of such jurisdictions as required by the laws of such jurisdictions) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(h)                                 The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of May 11, 2009 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), under which they are to be issued and will be convertible into Stock in accordance with their terms and the Indenture; the Securities will rank equal in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Circular;

(i)                                     This Agreement has been duly authorized, executed and delivered by the Company;

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(j)                                     The Hedge and Warrant Documentation has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Hedge and Warrant Documentation will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Circular;

(k)                                  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) or the Hedge and Warrant Documentation will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(l)                                     Except as described in the Disclosure Package and the Offering Circular, each of the Company and its subsidiaries possesses such licenses, certificates, authorizations, approvals, franchises, permits or other rights and all authorizations from all Federal, state or other governmental entities or agencies (including, without limitation, any agency established by a federally recognized Indian tribe to regulate gaming on such tribe’s reservation) which have, or may at any time have, jurisdiction over the activities of the Company or any of its subsidiaries or any successor to such authority, including without limitation any such governmental entities or agencies, which has, or may at any time have, jurisdiction over the gaming activities of the Company or any of its subsidiaries (the “Gaming Authorities”), as are currently necessary (i) to own its property and conduct in all material respects the business now operated by it, (ii) for the Company to execute, deliver and perform this Agreement, the Indenture and the Hedge and Warrant Documentation and (iii) to consummate the transactions contemplated hereby and thereby; except as described in the Disclosure Package and the Offering Circular, neither the Company nor any of its subsidiaries has received any notice of proceedings or has knowledge that any proceedings are pending or threatened, relating to the revocation or modification of any such license, certificate, authorization, approval, franchise, permit or other right which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect; except as described in the Disclosure Package and the Offering Circular, to the best knowledge of the Company, no Gaming Authority is investigating the Company, its subsidiaries or its affiliates, officers, directors, stockholders or other related parties, other than in ordinary course administrative reviews; all of the officers and directors of the Company have complied with all necessary suitability and qualification requirements of all Gaming Authorities and the Company has not received any notice of any pending revocation of, or investigation with respect to, any such qualification or suitability finding;

(m)                               Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(n)                                 Subject to the accuracy of the representations and warranties of the Purchasers in Section 3 hereof, the issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Hedge and Warrant Documentation and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or

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violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (ii) the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, any laws, rules or regulations of any Gaming Authority), except, with respect to clauses (i) and (iii), to the extent such breach, conflict, violation or default would not reasonably be expected to have a Material Adverse Effect;

(o)                                 No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, including Gaming Authorities, is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Hedge and Warrant Documentation, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers, and such other approvals as have been duly obtained and are in full force and effect;

(p)                                 Neither the Company nor any of its subsidiaries is in violation of (i) its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except with respect to clause (ii) to the extent such default would not reasonably be expected to have a Material Adverse Effect;

(q)                                 The statements set forth in the Disclosure Package and the Offering Circular (i) under the captions “Description of Notes”, “Description of Common Stock” and “Plan of Distribution”, insofar as they purport to constitute a summary of the terms of the Securities, the Stock and this Agreement, respectively, and (ii) under the caption “Certain United States Federal Income Tax Consequences”, insofar as they purport to describe the provisions of the tax laws referred to therein, are accurate and complete in all material respects;

(r)                                    Other than as set forth in the Disclosure Package and the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no Gaming Authority or any other governmental agencies are investigating the Company or any related party, other than in ordinary course administrative reviews or in any ordinary course review of the transactions contemplated hereby; and, to the best of the Company’s knowledge, no such legal or governmental or Gaming Authority proceedings are threatened;

(s)                                  When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

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(t)                                    The Company is subject to and in compliance in all material respects with the requirements of Section 13 or 15(d) of the Exchange Act; and the Company has made all filings required by the Commission in a timely manner to ensure the availability of Form S-3;

(u)                                 The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as contemplated in the Disclosure Package and the Offering Circular, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)                                 Neither the Company or any affiliate of the Company, nor any person acting on its or their behalf, has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule
502(c) under the Act;

(w)                               It is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

(x)                                   Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder.  The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(y)                                 Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries and has audited the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(z)                                   Except as disclosed in the Disclosure Package and the Offering Circular, and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, or have valid, binding and enforceable licenses or other rights to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other like restrictions, all Intellectual Property (as defined below) necessary to conduct the business of the Company and its subsidiaries in the manner presently conducted, without any conflict with the rights of others; “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, trade names, service marks, service names, copyrights, trade secrets, know how (including all unpatented or unpatentable proprietary or confidential information, systems or procedures), technology, inventions, designs, processes, methods, technical data and information or other intangible asset, other proprietary intellectual property right or any license or other right to use any of the foregoing;

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(aa)                            The Company and each of its subsidiaries maintain (i) effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) as described in the Form 10-K and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb)                          Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(cc)                            The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that is effective at the reasonable assurance level as described in the Form 10-K and that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures of the end of the Company’s last completed fiscal quarter;

(dd)                          There is and has been no material failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(ee)                            Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

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(ff)                                The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(gg)                          (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); (ii) the Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:  (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) the Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage prior to the completion of the offering in, any dealings or transactions with any Person, or in any country or territory, in violation of Sanctions.

2.                                       Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

The Company hereby grants an option to the several Purchasers to purchase, severally and not jointly, at their election (exercised jointly through the Representative) up to $125,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in the first paragraph of this Section 2.  Any such election to purchase Optional Securities may be exercised in whole or from time to time in part by written notice from you through the Representative to the Company, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you, but in no event earlier than three business days after the date of such notice (unless otherwise agreed between the Company and the Representative) or prior to the First Time of Delivery (as defined below) and in any event no later than the last day in the 13-day period commencing on and including the First Time of Delivery (as defined below).

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3.                                       Upon the authorization by you of the release of the Securities, the several Purchasers agree to offer the Securities for sale upon the terms and conditions set forth in this Agreement, the Disclosure Package and the Offering Circular, and each Purchaser hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

(a)                                  It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b)                                 It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act; and

(c)                                  Without the prior written consent of the Company, it will not use, authorize use of, refer to or participate in the planning for use of, any material that would be deemed to be a “free writing prospectus” under the Act if the offer or sale of the Securities or Stock were registered under the Act; provided that such material shall not include the Disclosure Package, the Offering Circular and any other offering materials prepared by or with the prior consent of the Company; and, provided, further, that the Purchasers may send customary notices in respect of the offering of the Securities through the Bloomberg system.

4.                                       (a)                                  The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same-day) funds, by causing DTC to credit the Securities to the account of such Purchaser.  The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 11, 2009 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the election to purchase such Optional Securities, or such other time and date as the Representative and the Company may agree upon in writing, provided that the Second Time of Delivery (as defined below), if any, shall be within the 13-day period commencing on and including the First Time of Delivery.  The time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, the time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Representative pursuant to Section 7(k) hereof, will be delivered at such time and date at the offices of Cleary

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Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the business day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.                                       The Company agrees with each of the Purchasers:

(a)                                  To prepare the Preliminary Offering Circular, the Disclosure Package and the Offering Circular in a form approved by you; to make no amendment or any supplement to any of the foregoing which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  To furnish the Purchasers with copies of the Preliminary Offering Circular, the Disclosure Package and the Offering Circular and each amendment or supplement thereto and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)                                 During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Commission with respect to, except as provided hereunder, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without your prior written consent, except (i) the Company may issue Stock pursuant to existing employment agreements, stock option and other employee benefit plans consistent with past practices and (ii) the Company may contract to issue Stock in connection with an acquisition, provided that (A) no actual issuance of Stock shall take place within such 90-day period and (B) such contract does not relate to a number of shares of Stock in excess of 10% of the Company’s market capitalization at that time.

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(e)                                  Not to be or become, at any time prior to the expiration of the earlier to occur of (i) the date on which none of the Securities are restricted securities within the meaning of Rule 144 under the Act and (ii) one year after the last Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)                                    At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection
(d)(4)(i) of Rule 144A under the Act;

(g)                                 To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company shall have satisfied this obligation to the extent its annual reports on Form 10-K and quarterly reports on Form 10-Q are timely filed on EDGAR;

(h)                                 (i) During a period of three years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed (or, if the Securities are not subject to filing requirements, such information as is required by Rule 144A under the Act), provided that any document filed on EDGAR shall be deemed delivered; and (ii) prior to the completion of the distribution of the Securities by the Purchasers, to furnish to you from time to time as you may reasonably request, any additional information to update or confirm the information previously provided to you concerning the business and financial condition of the Company;

(i)                                     During the period of twelve months after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(j)                                     To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Offering Circular under the caption “Use of Proceeds”;

(k)                                  To reserve and keep available at all times, free of preemptive rights, shares of Stock (which shares shall be on the same terms as the Company’s authorized and issued common stock) for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities;

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(l)                                     To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange;

(m)                               Without the prior written consent of the Representative, the Company will not use, authorize use of, refer to or participate in the planning for use of, any material that would be deemed to be a “free writing prospectus” under the Act if the offer or sale of the Securities or Common Stock were registered under the Act; provided that such material shall not include the Disclosure Package, the Offering Circular and any other offering materials prepared by or with the prior consent of the Representative;

(n)                                 That any Issuer Written Information the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto; and

(o)                                 To prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in the form approved by you and attached as Annex I hereto (the “Final Term Sheet”).

6.                                       The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing and (if required) filing of the Preliminary Offering Circular, the materials contained in the Disclosure Package and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Hedge and Warrant Documentation, the Blue Sky and Legal Investment Memoranda, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) all costs and expenses incident to the Road Show; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any cost incurred in connection with the listing of the shares of Stock issuable upon conversion of the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, each Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

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7.                                       The obligations of each Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  Cleary Gottlieb Steen & Hamilton LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)                                 O’Melveny & Myers LLP, counsel for the Company, shall have furnished to the Purchasers and the Hedge and Warrant Counterparties their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, in the form of Annex II;

(c)                                  David D. Johnson, the General Counsel of the Company, shall have furnished to the Purchasers and the Hedge and Warrant Counterparties a written opinion, dated the Time of Delivery, in form and substance satisfactory to you, in the form of Annex III;

(d)                                 On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex IV hereto.

(e)                                  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Offering Circular, and (ii) since the respective dates as of which information is given in the Disclosure Package and the Offering Circular, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement, in the Disclosure Package and in the Offering Circular;

(f)                                    On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

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(g)                                 On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if, in the case of any such event specified in clause (iv) or (v), the effect in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Offering Circular;

(h)                                 The shares of Stock issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange; and

(i)                                     The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

8.                                       (a)                                  The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Offering Circular, the Final Term Sheet, any Issuer Written Information, the Road Show or any other written information that the Company has authorized to be used by or on behalf of the Company in connection with the offer or sale of the Securities, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Offering Circular, the Final Term Sheet, any Issuer Written Information, the Road Show or any other written information that the Company has authorized to be used by or on behalf of the Company in connection with the offer or sale of the Securities, or any amendment or supplement to any of the foregoing, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative expressly for use therein.  The Company acknowledges that the information set forth on Schedule III hereto constitutes the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Preliminary Offering Circular or the Offering Circular or in any amendment or supplement thereto or the Road Show.

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(b)                                 Each Purchaser will indemnify and hold harmless the Company, severally and not jointly, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Offering Circular, the Final Term Sheet, any Issuer Written Information, the Road Show or any other written information that the Company has authorized to be used by or on behalf of the Company in connection with the offer or sale of the Securities, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Offering Circular, the Final Term Sheet, any Issuer Written Information, the Road Show or any other written information that the Company has authorized to be used by or on behalf of the Company in connection with the offer or sale of the Securities, or any amendment or supplement to any of the foregoing, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the

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one hand and the Purchasers on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations (including any failure by the indemnified party to provide any notice specified above).  The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Disclosure Package and the Offering Circular.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e)                                  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Purchaser or to any affiliate of each Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

9.                                       If, at the First Time of Delivery or the Second Time of Delivery, as the case may be, any one or more of the several Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Securities set forth opposite their respective names on Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Purchasers, to purchase the Securities which such defaulting Purchaser or Purchasers agreed but failed or refused to

17

purchase on such date.  If, at the First Time of Delivery or the Second Time of Delivery, as the case may be, any one or more of the Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Purchaser) to any other party except that the provisions of Section 6, Section 8 and this Section 9 shall at all times be effective and shall survive such termination.  In any such case either the Representative or the Company shall have the right to postpone the First Time of Delivery or any other Time of Delivery, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Circular or any other documents or arrangements may be effected.  As used in this Agreement, the term “Purchaser” shall be deemed to include any person substituted for a defaulting Purchaser under this Section 9.  Any action taken under this Section 9 shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

10.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchasers or any controlling person of the Purchasers, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.                                 If for any reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers for all of their out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Purchasers except as provided in Sections 6 and 8 hereof.

12.                                 The Company acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) and no Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) each Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and no Purchaser has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) no Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the

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Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.                                 All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, facsimile:  (212) 902-3000, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act, the Purchasers are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Purchasers to properly identify their clients.

14.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.                                 Time shall be of the essence of this Agreement.

16.                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

17.                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.                                 The Company and the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.                                 Notwithstanding anything herein to the contrary, the Company is (and the Company’s employees, representatives and other agents are) authorized, subject to applicable law, to disclose to any and all persons, those aspects of this potential transaction that are necessary to support any U.S. federal or state income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without any Purchaser imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

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If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company.

Very truly yours,

International Game Technology

By:	/s/ Patrick W. Cavanaugh
Name: Patrick W. Cavanaugh
Title: Executive Vice President and Chief Financial Officer

Accepted as of the date hereof
on behalf of each of the Purchasers:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

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Schedule I

Purchasers	Aggregate Principal Amount of Firm Securities to be Purchased
Goldman, Sachs & Co.	$241,667,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	90,625,000
Morgan Stanley & Co. Incorporated	90,625,000
Wachovia Capital Markets, LLC	90,625,000
ABN AMRO Incorporated	90,625,000
Mitsubishi UFJ Securities (USA), Inc.	30,209,000
BNP Paribas Securities Corp.	15,104,000
Comerica Securities, Inc.	15,104,000
Deutsche Bank Securities Inc.	15,104,000
KeyBanc Capital Markets Inc.	15,104,000
Mizuho Securities USA Inc.	15,104,000
U.S. Bancorp Investments, Inc.	15,104,000
Total	$725,000,000

S I-1

Schedule II

Issuer Written Information:

(i) Written Information: None.

(ii) Oral Information:  Issue Price: 100%

S III-1

Schedule III

Purchaser information pursuant to Section 8(a).

By or on behalf of the Purchasers:

The statements set forth under the heading “Summary—Convertible Note Hedge and Warrant Transactions,” in the first and third sentences of the third paragraph in the Preliminary Offering Circular and the Offering Circular.

The statements set forth under the heading “Risk Factors—The convertible note hedge and warrant transactions may affect the value of the Notes and the Common Stock,” in the first sentence of the second paragraph in the Preliminary Offering Circular and the Offering Circular, in the first and fourth sentences of the third paragraph in the Preliminary Offering Circular and the Offering Circular and in the fourth paragraph in the Preliminary Offering Circular and the Offering Circular.

The statements set forth under the heading “Plan of Distribution,” in the third sentence of the second paragraph, the first, second seventh and eighth sentences of the sixth paragraph, the first sentence of the seventh paragraph, the first sentence of the ninth paragraph, the first and fourth sentences of the tenth paragraph and the second sentence of the eleventh paragraph in the Preliminary Offering Circular and the Offering Circular.

S III-1

Annex I

Form of Final Term Sheet

TERM SHEET

Dated May 5, 2009

International Game Technology
3.25% Convertible Notes Due 2014

The information in this term sheet supplements International Game Technology’s preliminary offering circular, dated May 4, 2009 (the “Preliminary Offering Circular”) and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular.  This term sheet is qualified in its entirety by reference to the Preliminary Offering Circular.  Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Circular.

Issuer:	International Game Technology (NYSE: IGT)
Title of securities:	3.25% Convertible Notes Due 2014
Aggregate principal amount offered:	$725,000,000 (excluding the initial purchasers’ option to purchase up to $125,000,000 of additional Notes to cover over-allotments)
Net proceeds:

Approximately $701 million after deducting the initial purchasers’ discount and IGT’s estimated expenses (or approximately $822 million if the initial purchasers exercise in full their option to purchase additional Notes)

Maturity:	May 1, 2014
Annual interest rate:	3.25% per annum, accruing from the settlement date
Issue price	100.0%
Interest payment dates:	Each May 1 and November 1, beginning November 1, 2009
Registration:	144A
Conversion rate:	50.0808 shares of common stock per $1,000 principal amount of Notes
Reference Price:	$15.07, the NYSE closing price of IGT’s common stock on May 5, 2009
Conversion premium:	32.5% above the Reference Price
Conversion price:	Approximately $19.97 per share of common stock
Convertible Note Hedge and Warrant Transactions:

In connection with the offering of the Notes, IGT has entered into convertible note hedge transactions (the “convertible note hedges”) with hedge counterparties, including certain of the initial purchasers and their affiliates (the “hedge counterparties”). The convertible note hedges will cover, subject to customary anti-dilution adjustments, approximately 36.3 million shares of IGT common stock, assuming the initial purchasers do not exercise their option to purchase additional Notes. IGT has also entered into warrant transactions with the hedge counterparties whereby IGT will sell to the hedge counterparties warrants to acquire, on a net-share settlement basis, subject to customary anti-dilution adjustments, the economic equivalent of approximately 36.3 million shares of IGT common stock (the “sold warrant transactions”), assuming the initial purchasers do not exercise their option to purchase additional Notes. If the initial purchasers exercise their option to purchase

A I-1

additional Notes, the number of shares of Common Stock underlying the convertible note hedges and the sold warrant transactions will automatically increase on a pro rata basis, and IGT will use a portion of the net proceeds from the sale of the additional Notes to pay the net cost of such automatic increase.

Joint Book-Running Managers:	Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets LLC
Lead Manager:	ABN AMRO Incorporated
Co-Managers:

BNP Paribas Securities Corp.; Comerica Securities, Inc.; Deutsche Bank Securities Inc.; Keybanc Capital Markets Inc.; Mitsubishi UFJ Securities (USA), Inc.; Mizuho Securities USA Inc.; U.S. Bancorp Investments, Inc.

Trade date:	May 5, 2009
Settlement:	May 11, 2009
CUSIP/ISIN:	Restricted CUSIP Number: 459902AQ5 Restricted ISIN Number: US459902AQ56
Adjustment to Conversion Rate upon a Make Whole Adjustment Event:

The following table sets forth the Share Price paid per share of our common stock in the Make Whole Adjustment Event and the number of additional shares per $1,000 principal amount of Notes by which the conversion rate will be increased (subject to adjustment):

	Share Price
Effective Date	$15.07	$16.00	$17.50	$20.00	$22.50	$25.00	$30.00	$35.00
May 11, 2009	16.2762	14.3770	11.8989	8.9284	6.9058	5.4828	3.6784	2.6385
May 1, 2010	16.2762	13.8397	11.2916	8.2571	6.2352	4.8364	3.1296	2.1859
May 1, 2011	16.2762	13.3373	10.6371	7.4913	5.4563	4.0918	2.4996	1.6808
May 1, 2012	16.2762	12.9045	9.9427	6.5812	4.4935	3.1765	1.7575	1.1115
May 1, 2013	16.2762	12.4192	8.9009	5.1590	3.0431	1.8571	0.8274	0.4821
May 1, 2014	16.2762	12.4192	7.0621	0.0000	0.0000	0.0000	0.0000	0.0000

	Share Price
Effective Date	$40.00	$50.00	$65.00	$80.00	$100.00	$125.00	$150.00
May 11, 2009	1.9946	1.2726	0.7626	0.5051	0.3124	0.1769	0.0976
May 1, 2010	1.6248	1.0170	0.6045	0.3985	0.2427	0.1323	0.0675
May 1, 2011	1.2192	0.7511	0.4472	0.2944	0.1763	0.0909	0.0407
May 1, 2012	0.7858	0.4829	0.2921	0.1911	0.1098	0.0500	0.0149
May 1, 2013	0.3439	0.2245	0.1369	0.0842	0.0396	0.0059	0.0000
May 1, 2014	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

A I-2

•                  If the Share Price is greater than $150.00 per share (subject to adjustment), the conversion rate will not be adjusted.

•                  If the Share Price is less than $15.07 per share (subject to adjustment), the conversion rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of IGT common stock issuable upon conversion exceed 66.3570 shares per $1,000 principal amount of Notes, subject to adjustment.

Capitalization

The following table sets forth the cash and cash equivalents position and the consolidated capitalization of IGT as of December 31, 2008:

•                  on an actual basis, and

•                  on an as adjusted basis to give effect to the issuance of the Notes and the receipt of the net proceeds from the sale of the Notes, after (i) payment of the initial purchasers’ commissions and estimated offering expenses payable by us, (ii) payment for the convertible note hedge being entered into in connection with this offering (assuming no exercise of the initial purchasers’ option to purchase additional Notes), (iii) receipt of proceeds from the sale of the warrants (assuming no exercise of the initial purchasers’ option to purchase additional Notes), and (iv) the repayment of a portion of the outstanding borrowings under our credit facility, as if such events took place on December 31, 2008.

This table should be read in conjunction with the financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended September 30, 2008 and in our Quarterly Report on Form 10-Q for the three months ended December 31, 2008 (as amended by the Form 10-Q/A filed on February 17, 2009), which are incorporated herein by reference.

	As of December 31, 2008
	Actual	As Adjusted
	(In millions)
Cash, cash equivalents	$261.1	$261.1

Indebtedness:
Foreign credit facilities	$10.8	$10.8
Senior credit facility	1440.0	833.0
Installment purchase contract	2.0	2.0
Existing Notes	829.4	829.4
Notes	—	725.0
Total indebtedness	2282.2	2400.2

Stockholders’ equity:
Common stock	0.1	0.1
Additional paid in capital	1270.0	1175.5
Treasury stock	(799.0)	(799.0)
Retained earnings	466.4	466.4
Accumulated other comprehensive income	(32.2)	(32.2)
Total stockholders’ equity	905.3	810.8

Total capitalization (excluding cash and cash equivalents)	$3187.5	$3211.0

(1) As adjusted for issuance of the Notes and the receipt and application of the net proceeds from the sale of the Notes.

A I-3

Update to ‘‘Risk Factors—Risk Factors Related to the Notes—The convertible note hedge and warrant transactions may affect the value of the Notes and the Common Stock.’’

The cost of the convertible note hedge transactions that is not covered by the proceeds from the sale of the warrants will be approximately $94.3 million (assuming the initial purchasers do not exercise their option to purchase additional Notes). If the initial purchasers exercise their option to purchase additional Notes, the number of shares of Common Stock underlying the convertible note hedges and the sold warrant transactions will automatically increase on a pro rata basis, and IGT will use a portion of the net proceeds from the sale of the additional Notes to pay the net cost of such automatic increase.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption.

This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of these securities or the offering.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

A I-4

Annex II

Form of Opinion of O’Melveny & Myers LLP

May 11, 2009

Goldman, Sachs & Co.
    As Representative of the several Purchasers
    named in Schedule I to the Purchase Agreement
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to International Game Technology, a Nevada corporation (the “Company”), in connection with the offer and sale, to the several purchasers named in Schedule I to the Purchase Agreement (as defined below), of an aggregate of $725,000,000 principal amount of 3.25% Convertible Notes due 2014, convertible into common stock, par value $0.00015625 (the “Stock”), of the Company (the “Firm Securities”) and, at the election of the Purchasers, up to an aggregate of $125,000,000 additional principal amount of such Notes (the “Optional Securities”) (the Firm Securities and the Optional Securities are collectively referred to as the “Securities”). We are providing this opinion to you at the request of the Company pursuant to Section 7(b) of the Purchase Agreement.  Except as otherwise indicated, capitalized terms used in this opinion without definition will have the meanings given to such terms in the Purchase Agreement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate including the following:

(a)           an executed copy of the Purchase Agreement, dated May 5, 2009, by and between the Company and the Purchasers (the “Purchase Agreement”);

(b)           the Hedge and Warrant Documentation;

(c)           the form of Securities; and

(d)           the Indenture.

As to relevant factual matters, we have relied upon, among other things, certificates of officers of the Company.  In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have also examined the Preliminary Offering Circular, dated May 4, 2009, prepared in connection with the offer and sale of the Securities (the “Preliminary Offering Circular”), together with the documents included as Schedule I hereto, and the Offering Circular, dated May 5, 2009, prepared in connection with the offer and sale of the Securities (the “Offering Circular”).  We also have examined the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 (the “Form 10-K”), the Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2008 (as amended by the Form 10-Q/A filed on February 17, 2009), the Company’s Proxy Statement filed January 16, 2009 and the Company’s Current Reports on Form 8-K filed December 19, 2008 (as amended by the Form 8-K/A filed on March 6, 2009), December 30, 2008, January 9, 2009, January 28, 2009 (as amended by the Form 8-K/A filed on March 6, 2009), February 4, 2009, March 6, 2009, March 25, 2009, April 23, 2009 and May 1, 2009 (the “Incorporated Documents”).

A II-1

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.  We have further assumed without independent verification that (a) the Company is duly organized, validly existing and in good standing in the jurisdiction of its organization and has the corporate power and authority to execute, deliver and perform its obligations under each of the Purchase Agreement, the Indenture, the Securities and the Hedge and Warrant Documentation (collectively, the “Operative Documents”) and (b) each of the Operative Documents has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.  To the extent the Company’s obligations depend on the enforceability of the Purchase Agreement, the Indenture or the Hedge and Warrant Documentation against the other parties to the Purchase Agreement, the Indenture or the Hedge and Warrant Documentation, as the case may be, we have assumed that each of the Purchase Agreement, the Indenture and the Hedge and Warrant Documentation is enforceable against the other parties thereto.

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE:  TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF U. S. FEDERAL INCOME TAX ISSUES IN THIS OPINION IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

(i)            The Indenture constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(ii)           Upon payment for and delivery of the Securities in accordance with the Purchase Agreement and the authentication of the certificates representing the Securities by a duly authorized signatory of the Trustee, the Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

A II-2

(iii)          The Hedge and Warrant Documentation constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(iv)          The statements in the Preliminary Offering Circular, considered together with the documents included as Schedule I hereto, and in the Offering Circular under the captions “Description of Notes” and “Certain United States Federal Income Tax Considerations”, insofar as they purport to summarize the provisions of laws and documents referred to therein, are accurate and complete in all material respects.

(v)           No order, consent, permit, registration, qualification or approval of any New York or Federal governmental authority that we have, in the exercise of customary diligence, recognized as applicable to the Company or to the transactions of the type contemplated by the Purchase Agreement is required on the part of the Company for the execution and delivery of the Purchase Agreement, the Indenture, the Hedge and Warrant Documentation or for the issuance and sale of the Securities, except as may be required under applicable Blue Sky or state securities laws or gaming laws.

(vi)          The Company’s execution and delivery of, and performance of its obligations under, the Indenture, the Purchase Agreement and the Hedge and Warrant Documentation, do not (a) violate the Company’s Articles of Incorporation or By-laws, (b) violate, breach or result in a default under, any existing obligation of or restriction on the Company under any other agreement (the “Other Agreements”) listed as an exhibit to the Form 10-K or (c) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any New York or federal court or governmental authority binding on the Company and identified to us in a certificate provided by the Company, except that we express no opinion as to the effect of the Company’s performance of its obligations in the Purchase Agreement, the Indenture and the Hedge and Warrant Documentation on the Company’s compliance with financial covenants in the Other Agreements.

(vii)         The Company’s execution and delivery of, and performance of its obligations under, the Indenture, the Purchase Agreement and the Hedge and Warrant Documentation, do not violate any New York or Federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or any of its subsidiaries or to transactions of the type contemplated by the Indenture, the Purchase Agreement or the Hedge and Warrant Documentation, except that we express no opinion regarding any federal securities laws, Blue Sky or state securities laws, gaming laws, or the indemnification and contribution sections of the Purchase Agreement, the Indenture and the Hedge and Warrant Documentation, except as otherwise expressly stated herein.

A II-3

(viii)        Assuming the accuracy of the representations of the Company in Section 1, paragraphs (s), (v) and (x) of the Purchase Agreement, and the Purchasers in Section 3 of the Purchase Agreement, it is not necessary in connection with the sale of the Securities under the circumstances contemplated by the Purchase Agreement or the initial sale of the Securities by the Purchasers as described in the Preliminary Offering Circular and the Offering Circular to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act, except that we express no opinion as to the securities laws of any state.

(ix)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Offering Circular and the Offering Circular, will not be an investment company required to register under the Investment Company Act of 1940, as amended.

(x)            The Incorporated Documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 8-K, Form 10-Q, Form 10-K and proxy statements, as the case may be, under the Securities Exchange Act of 1934, as amended, and the related rules and regulations in effect at the respective dates of their filing, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein or omitted therefrom.

We have participated in conferences in connection with the preparation of the Preliminary Offering Circular, the documents included as Schedule I hereto and the Offering Circular and reviewed the Preliminary Offering Circular, the documents included as Schedule I hereto, the Offering Circular and the Incorporated Documents but we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph (iv) above).  Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Preliminary Offering Circular, including the Incorporated Documents, considered together with the documents included as Schedule I hereto, considered as a whole at the Applicable Time, or (ii) the Offering Circular, including the Incorporated Documents, considered as a whole on May 5, 2009, and as of the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  However, we express no opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Preliminary Offering Circular, the documents included as Schedule I hereto, the Offering Circular or the Incorporated Documents or omitted therefrom.

Our opinions in paragraphs (i), (ii) and (iii) above as to the enforceability of the Indenture, the Securities and the Hedge and Warrant Documentation are subject to:

(i)                                     public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct or unlawful conduct; and

(ii)                                  the unenforceability under certain circumstances of broadly stated or vaguely stated waiver or waivers of rights granted by law where the waivers are against public policy or prohibited by law.

A II-4

We express no opinion as to the effect of subsequent issuances of securities of the Company to the extent that such issuances may result in the Company not having enough remaining authorized but unissued shares of Stock for the conversion of the Securities.  We also advise you that, as a result of the conversion and adjustment provisions of the Securities, the Securities may become convertible into more shares of Stock than remain authorized but unissued.

For purposes of the opinions expressed in paragraphs (v) and (vi), we have assumed that the Company will not in the future take any discretionary action (including a decision not to act) permitted by the Purchase Agreement, the Indenture or the Hedge and Warrant Documentation that would cause the performance of the Purchase Agreement, the Indenture or the Hedge and Warrant Documentation to violate any New York or federal statute, rule or regulation or constitute a violation or breach of or default under any of the Other Agreements or any order, judgments or decrees referred to in clauses (b) and (c) of paragraph (vi) or require an order, consent, permit or approval to be obtained from a New York or federal governmental authority.

We express no opinion concerning federal or state securities laws or regulations (except with respect to federal securities laws and regulations for the opinions in paragraphs (viii) and (ix) above) or the gaming laws or regulations of any jurisdiction.

Except with respect to the tax opinion set forth in paragraph (iv) above, the law covered by this opinion is limited to the present federal law of the United States and the present law of the State of New York.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.  With respect to the tax opinion, such opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

This opinion is furnished by us as counsel for the Company and may be relied upon by you only in connection with the offer and sale of the Securities.  It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.  This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention or any future changes in laws.

Respectfully submitted,

O’MELVENY & MYERS LLP

A II-5

Annex III

Form of Opinion of David D. Johnson

May 11, 2009

Goldman, Sachs & Co.
    As Representative of the several Purchasers
    named in Schedule I to the Purchase Agreement
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

This opinion is being provided to you pursuant to Section 7(c) of that certain purchase agreement (the “Purchase Agreement”), dated May 5, 2009, by and between International Game Technology, a Nevada corporation (the “Company”), and the several purchasers named in Schedule I thereto, in connection with the offer and sale of an aggregate of $725,000,000 principal amount of 3.25% Convertible Notes of the Company and, at the election of the purchasers, up to an aggregate of $125,000,000 additional principal amount of such Notes.  Except as otherwise indicated, capitalized terms used in this opinion without definition will have the meanings given to such terms in the Purchase Agreement.

I am the General Counsel of the Company and IGT, a Nevada corporation (“IGT”), and have made such investigations of fact and law, reviewed such corporate records of the Company and IGT and originals or copies identified to my satisfaction as true copies of such documents (including each of the Purchase Agreement, the Securities, the Indenture and the Hedge and Warrant Documentation (collectively, the “Operative Documents”)), obtained such certificates of officers of the Company and public officials, and done such other things as I have deemed necessary for the purpose of this opinion.

I have assumed the genuineness of all signatures (other than those of officers of the Company), the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies. To the extent the Company’s obligations depend on the enforceability of the Purchase Agreement, the Indenture or the Hedge and Warrant Documentation against the other parties to the Purchase Agreement, the Indenture or the Hedge and Warrant Documentation, I have assumed that each of the Purchase Agreement, the Indenture and the Hedge and Warrant Documentation is enforceable against the other parties thereto.

On the basis of such examination, my reliance upon the assumptions in this opinion and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

(i)            each of the Company and IGT has been duly incorporated and is validly existing in good standing under the laws of the State of Nevada and has the corporate power and authority to own its properties and assets and to conduct its business as described in the Disclosure Package and the Offering Circular;

A III-1

(ii)           each of the Company and IGT is qualified as a foreign corporation to do business in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and is in good standing in each such jurisdiction, except to the extent the failure to so qualify or be in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

(iii)          the execution and delivery of each of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and each of the Operative Documents has been duly executed and delivered by the Company;

(iv)          the authorized capital stock of the Company consists of 1,280,000,000 shares of common stock;

(v)           the outstanding shares of capital stock of the Company and IGT have been duly authorized by all necessary corporate action on the part of the Company or IGT, as the case may be, and are validly issued, fully paid and non-assessable;

(vi)          the shares of common stock issuable upon conversion of the Securities (the “Shares”) have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, upon conversion of the Securities and delivery of the Shares in accordance with the Indenture, the Shares will be validly issued, fully paid and non-assessable and shall not be subject to any preemptive rights under the Company’s Articles of Incorporation, By-laws or the Nevada General Corporation Law.

(vii)         all outstanding shares of capital stock of IGT are owned of record by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

(viii)        the Company’s execution and delivery of, and performance of its obligations under, the Operative Documents, do not (a) violate the Company’s Articles of Incorporation or By-laws, (b) violate, breach or result in a default under any material indenture, contract, lease mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition or instrument to which the Company or IGT is a party or bound or to which any of their respective properties is subject or (c) breach or otherwise violate any existing obligation of or restriction on the Company or IGT under any order, judgment or decree or any Nevada court or governmental authority or any existing applicable Nevada statute, rule or regulation to which the Company or IGT or any of their respective properties may be subject;

(ix)           to my knowledge there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not described in the Disclosure Package, except in each case for such proceedings that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect;

(x)            to my knowledge, after inquiry of the Company’s outside regulatory counsel in the States of Mississippi, Nevada, and New Jersey, and other than those arising under state securities laws as to which no opinion is expressed, no authorization, approval, consent or order of any Mississippi, Nevada or New Jersey governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Purchasers or

A III-2

the other transactions contemplated by the Purchase Agreement, the Indenture and the Hedge and Warrant Documentation (including without limitation, the approval of Nevada gaming authorities with respect to a subsidiary guarantee of the Securities by IGT), except such as are disclosed on Appendix A hereto or have been obtained and are in full force and effect at the date hereof, and, to my knowledge after such inquiry, no such governmental authority or agency is investigating the Company or any related party, other than any such investigation that could not reasonably be expected to have a Material Adverse Effect;

(xi)           the statements in the Disclosure Package and the Offering Circular under the caption “Description of IGT Common Stock”, insofar as they purport to summarize the provisions of the Articles of Incorporation and By-laws of the Company and certain provisions of the Nevada General Corporation Law, are accurate in all material respects; and

(xii)          the Company has all necessary authorizations, approvals, consents and permits from any governmental authority or agency required to conduct its business as described in the Disclosure Package and the Offering Circular, except to the extent the failure to have any such authorization, approval or consent or permit would not reasonably be expected to have a Material Adverse Effect.

I am a member of the bar of the State of Nevada and do not express any opinion as to laws other than those of the United States and the State of Nevada.  My opinions in paragraph (x) with respect to matters under the laws of the States of Mississippi and New Jersey are based solely upon inquiries which have been made of the Company’s outside regulatory counsel in such States.  I express no opinion as to the laws of any other jurisdiction and, unless otherwise specified, no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is furnished by me as general counsel for the Company and may be relied upon by you only in connection with the offer and sale of the Securities.  It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.  This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters.  I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to my attention or any future changes in laws.

Very truly yours,

David D. Johnson
Executive Vice President, General Counsel and Secretary

A III-3

APPENDIX A

1.             In your performance of certain obligations under the terms of the Hedge and Warrant Documentation, you may from time to time acquire five percent (5%) or more of a class of voting securities of the Company, in which event you will be required pursuant to the laws, rules or regulations of certain Gaming Authorities (as defined in the Purchase Agreement) to submit notices, reports or other disclosure documentation concerning such acquisition and, depending on the amount of such acquisition, you may be required to apply to certain Gaming Authorities for a license, qualification, finding of suitability or other form of approval as a shareholder.

2.             Without limiting the foregoing:

a.           In your performance of certain obligations under the terms of the Hedge and Warrant Documentation, you may from time to time acquire more than five percent (5%) of a class of voting securities of the Company, in which event you will be required within ten days to submit to the Nevada Gaming Commission pursuant to Nevada Revised Statutes (“NRS”) 463.643 a copy of any required or voluntarily filed report (and amendments thereto) pursuant to section 13(d) or
16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of such acquisition as made to the United States Securities and Exchange Commission (the “SEC”); and

b.           In your performance of certain obligations under the terms of the Hedge and Warrant Documentation, you may from time to time acquire more than ten percent (10%) of a class of voting securities of the Company, in which event you will be required (x) within ten days to report to the Nevada Gaming Commission pursuant to NRS 463.643 such acquisition and submit a copy of any required or voluntarily filed report (and amendments thereto) pursuant to section 13(d) or 16(a) of the Exchange Act of such acquisition as made to the SEC; and (y) apply to the Nevada Gaming Commission for a finding of suitability as a shareholder of the Company within 30 days after receipt of written application notice from the Nevada State Gaming Control Board.

A III-4

Annex IV

Form of Comfort Letter

Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Representative to the effect that:

(i)        They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States);

(ii)       In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Disclosure Package and the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii)      The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Disclosure Package and the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

(iv)      On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Disclosure Package and the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)    any unaudited pro forma consolidated condensed financial statements included in the Disclosure Package and the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(B)     as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Disclosure Package and the Offering Circular), or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included in the Disclosure Package and the Offering Circular except in each case for changes, increases or decreases which the Disclosure Package and the Offering Circular discloses have occurred or may occur or which are described in such letter; and

A IV-1

(C)     for the period from the date of the latest financial statements included in the Disclosure Package and the Offering Circular to the specified date referred to in clause (B) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for decreases or increases which the Disclosure Package and the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(v)       In addition to the examination referred to in their report(s) included in the Disclosure Package and the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Disclosure Package and the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement

A IV-2